EXHIBIT 10.2

PVH CORP.
LONG-TERM INCENTIVE PLAN
(As Amended and Restated Effective May 2, 2013)

1. Purpose.  The purposes of the Plan are to induce executive officers (as defined in the Exchange Act) of the Company to remain in the employ of the Company and its Subsidiaries and to provide such persons with additional incentive to promote the success of the business of the Company and its Subsidiaries.

2. Definitions.

(a) Defined Terms.  The following words as used in the Plan shall have the meanings ascribed to each below.

“Award” means a benefit payable under the Plan, as provided herein.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant, the definition of “cause” as contained in the Participant’s employment agreement as then in effect or, if no such agreement or definition exists, “Cause” shall mean:

(1) gross negligence or willful misconduct, as the case may be, in the performance of the material responsibilities of the Participant’s office or position, which results in material economic harm to the Company or its affiliates or in material reputational harm causing demonstrable injury to the Company or its affiliates;

(2) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or any affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or the Company that specifically identifies the manner in which the Board or the Company believes that the Participant has not substantially performed the Participant’s duties, and the Participant has not cured such failure to the reasonable satisfaction of the Board or the Company within 20 days following the Participant’s receipt of such written demand;

(3) the Participant is convicted of, or pleads guilty or nolo contendere to, a felony within the meaning of U.S. Federal, state or local law (other than a traffic violation);

(4) the Participant having willfully divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the ordinary course of business, any Confidential Information; or

(5) any act or failure to act by the Participant, which, under the provisions of applicable law, disqualifies the Participant from acting in any or all capacities in which the Participant is then acting for the Company.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.  Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or the Chief Executive Officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

“Change in Control” means the first to occur of the following events:

(1) Any Person, other than a Person who as of the date the Plan is first approved by the Board is the owner of at least 8% of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”), becomes (A) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-quarter but less than one-half of the Outstanding Company Voting Securities, unless such acquisition has been approved within 30 days thereafter by at least a majority of the Incumbent Board (as defined in clause (2) below taking into account the provisos), or (B) a “beneficial owner,” as such term is used in Rule 13d-3 of the Exchange Act, of at least one-half of the Outstanding Company Voting Securities; provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control: (I) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (II) any acquisition by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (IV) any acquisition pursuant to a transaction which complies with clauses (A), (B) and (C) of paragraph 3 of this definition; or

(2) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to when the Plan is first approved by the Board whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(3) Consummation of a reorganization, merger, consolidation or a sale or other disposition of all or substantially all of the assets of the Company (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) and the Outstanding Company Voting Securities, immediately prior to such Business Combination, beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Business Combination or the outstanding voting securities of such corporation entitled to vote generally in the election of directors, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination, whichever occurs first; or

(4) The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board that the Board shall designate from time to time to administer the Plan or any subcommittee thereof.

“Company” means PVH Corp., a Delaware corporation.

“Confidential Information” means any knowledge and information of any type whatsoever of a confidential nature relating to the business of the Company, including, without limitation, all types of trade secrets, vendor and customer lists and information, employee lists and information, information regarding product development, marketing plans, management organization information, operating policies and manuals, sourcing data, performance results, business plans, financial records, and other financial, commercial, business and technical information.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fiscal Year” means each fiscal year of the Company, as set forth in the Company’s books and records.

“Participant” means each of the executive officers of the Company designated by the Committee to participate in the Plan from time to time.

“Performance Cycle” means a three-year period commencing on the first day of a Fiscal Year and ending on the last day of the second subsequent Fiscal Year, or such other period (not to be less than 13 months) as may be designated by the Committee from time to time.

“Performance Objective” means any of the following: earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share, economic value created, market share, net income (before or after taxes), operating income, adjusted net income after capital charge, return on assets, return on capital (based on earnings or cash flow), return on equity, return on investment, revenue, cash flow, operating margin, share price, total stockholder return, total market value, and strategic business criteria, consisting of one or more objectives based on meeting specified market penetration goals, productivity measures, geographic business expansion goals, cost targets, customer satisfaction or employee satisfaction goals, goals relating to merger synergies, management of employment practices and employee benefits, or supervision of litigation or information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates or joint ventures. The targeted level or levels of performance with respect to such Performance Objectives may be established at such levels and on such terms as the Committee may determine, in its discretion, on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries, business segments or functions, and in either in absolute terms, as a goal relative to performance in prior periods, or relative to the performance of one or more comparable companies or an index covering multiple companies.

“Person” means person as such term is used in Section 3(a)(9) and 13(d) of the Exchange Act.

“Plan” means the PVH Corp. Long-Term Incentive Plan, as set forth herein and as may be amended from time to time.

“Retirement” means the termination of a Participant’s employment with the Company and all of its Subsidiaries (i) other than for Cause or by reason of his or her death and (ii) on or after the earlier to occur of (A) the first day of the calendar month in which his or her 65th birthday shall occur and (B) the date on which he or she shall have attained his or her 62nd birthday and completed five years of employment with the Company and/or any of its Subsidiaries.

“Subsidiary” has the meaning ascribed to such term in Section 424(f) of the Code.

(b) Interpretation.

(i) The definitions of terms defined herein shall apply equally to both the singular and plural forms of the defined terms.

(ii) Any pronoun shall include the corresponding masculine, feminine and neuter forms, as the context may require.

(iii) All references herein to Sections shall be deemed to be references to Sections of the Plan unless the context shall otherwise require.

(iv) The headings of the Sections are included for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.

3. Effective Date.  The Plan originally became effective April 21, 2005.  The Plan’s material terms were reapproved by the Company’s stockholders effective April 30, 2009, and the Plan was amended and restated by the Board effective April 27, 2012. The Plan is hereby amended and restated, effective May 2, 2013, subject to the approval of the Company’s stockholders.

4. Eligibility.  Participation in the Plan with respect to any Performance Cycle shall be available only to such executive officers of the Company as may be designated by the Committee.

5. Committee.  The Plan shall be administered by the Committee.  The Committee shall consist of two or more members of the Board each of whom it is intended would be “outside directors” within the meaning of Section 162(m)(4)(C) of the Code.  The Committee shall be appointed annually by the Board.  The Board may, at any time, from time to time, remove any members of the Committee, with or without cause, appoint additional directors as members of the Committee and fill vacancies on the Committee, however created.  A majority of the members of the Committee shall constitute a quorum.  All determinations of the Committee shall be made by a majority vote of its members at a meeting duly called and held.

6. Administration.  Subject to the express provisions of the Plan, the Committee shall have complete authority to administer and interpret the Plan.  The Committee shall establish the Performance Objectives for any Performance Cycle in accordance with Section 7 hereof and determine whether such Performance Objectives have been attained prior to the payment of any Award.  Any determination made by the Committee under the Plan shall be final and conclusive.  Any dispute or disagreement that may arise hereunder or as a result of or in connection with any action taken hereunder shall be resolved by the Committee in its sole discretion.  The Committee may employ such legal counsel, consultants and agents (including counsel or agents who are employees of the Company or a Subsidiary) as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant or agent and any computation received from such consultant or agent.  The Company shall pay all expenses incurred in the administration of the Plan, including, without limitation, for the engagement of any counsel, consultant or agent.  No member or former member of the Board or the Committee shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan, other than as a result of such individual’s willful misconduct.

7. Determination of Participation, Performance Criteria and Awards.

(a) Participation and Performance Criteria.  The Committee shall determine who the Participants for each Performance Cycle will be and shall select the Performance Objective or Performance Objectives that must be satisfied in order for a Participant to receive an Award for such Performance Cycle, within 90 days of the commencement of such Performance Cycle.

(b) Performance Targets.  The Committee shall establish three or more targets for each Performance Cycle for the Performance Objectives established by the Committee.  The targets shall consist of at least a threshold level (below which no Award shall be payable), a plan level and a maximum level (above which no additional Award shall be payable).

(c) Award Percentages.  At the time that the Committee determines the Participants and establishes the Performance Objectives with respect to a Performance Cycle, it shall determine the Award payable to each Participant with respect to such Performance Cycle if the applicable threshold, plan or maximum target level is attained.  If a level achieved falls between two of the specified target levels for a Performance Cycle, a Participant shall receive an Award based on a straight line interpolation between the Awards for the two target levels, or such other basis as the Committee shall determine at the time the Performance Objective for the Participant is established.  The Award represents the percentage of a Participant’s base salary on the last day of the Performance Cycle that he or she shall be entitled to receive as an Award if specified Performance Objective targets are attained.  Subject to the provisions of Section 7(g), there shall be no limit to the minimum or maximum Award that may be established for any Performance Cycle.  Awards may differ from Participant to Participant in any Performance Cycle and a Participant’s Award may change from year to year, but with respect to each Participant for each Performance Cycle, the Award for attaining the maximum level of the applicable Performance Objective shall exceed the Award for attaining the plan level (or other specified level above the plan level) of the applicable Performance Objective, which, in turn, shall exceed the Award for attaining the threshold level (or other specified level above the threshold level) of the applicable Performance Objective.  In determining the Award for each Participant, the Committee may take into account the nature of the services rendered by such Participant, his or her past, present and potential contribution to the Company and its Subsidiaries, his or her seniority with the Company or any of its Subsidiaries and such other factors as the Committee, in its discretion, shall deem relevant.

(d) Termination of Employment During or After Performance Cycle.

(i) If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her death, his or her estate shall receive the Award that would otherwise have been payable to such Participant for such Performance Cycle if the plan level were achieved, prorated to the portion of such Performance Cycle actually worked by such Participant.

(ii) If a Participant’s employment terminates during a Performance Cycle for which he or she was determined to be a Participant by reason of his or her disability, such Participant shall receive the Award, if any, which would otherwise been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant.

(iii) If a Participant’s employment terminates during a Performance Cycle by reason of his or her Retirement or discharge without Cause or for any reason which would constitute grounds for the Participant to voluntarily terminate his or her employment for “good reason” under the terms of the Participant’s employment agreement, if any, with the Company or a Subsidiary, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle prorated to the portion of such Performance Cycle actually worked by such Participant; provided, however, that in the case of a Participant who retires or is discharged without Cause or terminates employment for “good reason” prior to the last day of the first Fiscal Year of a Performance Cycle, no Award shall be payable.

(iv) If a Participant’s employment is terminated by the Company for Cause during a Performance Cycle for which he or she was determined to be a Participant, no Award shall be payable.

(v) If a Participant’s employment terminates for any reason on or after the end of a Performance Cycle but prior to the date of payment of an Award, such Participant shall receive the Award, if any, which would otherwise have been payable to such Participant for such Performance Cycle.

(e) Determination of Awards.  Subject to Section 8(a), the Committee shall determine whether any targets were achieved for a Performance Cycle, which Participants shall have earned Awards as the result thereof, and the Awards, if any, to which such Participants are entitled, no later than 90 days subsequent to the last day of the Performance Cycle with respect to which such Awards were earned.  With respect to Awards intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, the Committee must certify in writing prior to the payment of the Award that the applicable Performance Objective targets and any other material terms were in fact satisfied.  Written certification for this purpose shall include, without limitation, approved minutes of the Committee meeting in which the certification is made.

(f) Change in Control.  Notwithstanding the foregoing, in the event that there shall be a Change in Control during a Performance Cycle, each Participant for such Performance Cycle shall be entitled to receive an Award equal to the Award payable to such Participant if the plan level for such Performance Cycle had been achieved prorated to the portion of such Performance Cycle actually worked by such Participant through the date of the Change in Control.

(g) Absolute Maximum Award.  Notwithstanding any other provision in the Plan to the contrary, the maximum Award that may be paid to any Participant under the Plan in any Fiscal Year may not exceed $10,000,000.

(h) Unusual or Nonrecurring Events.  Unless otherwise determined by the Committee, Performance Objective targets may be adjusted to take into account unusual or nonrecurring events affecting the Company, a Subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the Award intended to be paid.  With respect to any Award intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, it is intended that such adjustment be made in such manner as will not cause the Award to fail to qualify as performance-based compensation.

(i) Negative Discretion.  Notwithstanding any provision in the Plan to the contrary, the Committee shall have the right, in its sole discretion, to reduce or eliminate the amount of an Award earned by any Participant and to which any such Participant is entitled under Section 7 based on individual performance or any other factors that the Committee, in its discretion, shall deem appropriate.

8. Payment.

(a) Timing.  Payment of any Award determined under Section 7 shall be paid:

(i) in the case of an Award payable in accordance with Section 7(d)(i), within 30 days of the date of the Participant’s death;

(ii) in the case of an Award payable in accordance with Section 7(f), within 30 days of the Change in Control; or

(iii) in the case of Awards payable under the Plan other than an Award payable under Section 7(d)(i) or Section 7(f), within 30 days following the Committee’s determination and certification to performance results as set forth in Section 7(e), provided that the date of such payment shall occur no later than the 15th day of the third month following the later of (x) the last day of the Fiscal Year in which the Performance Cycle ends or (y) the last day of the Participant’s taxable year in which the Performance Cycle ends, in either case, in which the right to the Award is no longer subject to forfeiture.

(b) Forfeiture.

(i) Except as otherwise set forth in Section 7(d) or in the case of a Change in Control, in order to remain eligible to receive an Award, a Participant must be employed by the Company on the last day of the applicable Performance Cycle.

(ii) In the event of a restatement of the Company’s financial results to correct a material error or inaccuracy resulting in whole or in part from the fraud or intentional misconduct of a Participant, as determined by the Board or a committee thereof, the Board or the committee:

(x)            will review or cause to be reviewed all Awards paid to the Participant pursuant to the Plan on the basis of having met or exceeded Performance Objective(s) or other measures or goals for Performance Cycles beginning after 2008 to the extent the Awards relate, in whole or in part, to the periods with respect to which the financial statements are restated and, if a lesser Award or Awards would have been paid to the Participant based upon the restated financial results, the Board or the committee may, to the extent permitted by applicable law, recover or cause to be recovered for the benefit of the Company the amount by which the Participant’s Award(s) for the restated period(s) exceeded such lesser Award or Awards, plus a reasonable rate of interest; and

(y)            in addition to the foregoing, to the extent permitted by applicable law, may take or cause to be taken for the benefit of the Company such additional action(s) deemed by the Board or committee to be appropriate including, without limitation, cancellation of the Participant’s outstanding Award opportunities and recovery (in whole or in part) of any additional amounts relating to prior Awards paid to the Participant under the Plan.

(c) Form of Payment.  All Awards payable under the Plan, if any, shall be payable in cash.  All amounts hereunder shall be paid solely from the general assets of the Company.  The Company shall not maintain any separate fund to provide any benefits hereunder, and each Participant shall be solely an unsecured creditor of the Company with respect thereto.

(d) Six-Month Delay.  Notwithstanding any provision in the Plan to the contrary, in the event any Award payable hereunder constitutes “deferred compensation” (within the meaning of Section 409A (as defined in Section 12(d) herein)), and such Award is payable to a Participant who is a “specified employee” (as determined under the Company’s policy for identifying specified employees) on the date of his or her “separation from service” (within the meaning of Section 409A), the date for payment of such Award shall be the earlier of (i) death or (ii) the later of (x) the date that payment would otherwise be made hereunder or (y) the first business day following the end of the sixth-month period following the date of the Participant’s separation from service.

9. General Provisions of the Plan.

(a) Term of the Plan.  The Plan originally was effective with respect to Performance Cycles commencing in 2005 through 2009.  The Plan as amended and restated as of April 30, 2009, and again amended and restated effective April 26, 2012, was effective with respect to Performance Cycles commencing in 2009 through 2013. The Plan as amended and restated effective May 2, 2013 is effective, subject to approval by the Company’s stockholders, with respect to Performance Cycles commencing on or after 2013 and prior to the Annual Meeting of Stockholders that occurs in 2018 and shall terminate upon the payment of all Awards, if any, earned with respect to such Performance Cycles, unless the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the stockholders of the Company occurring on or prior to the date of the 2018 Annual Meeting of Stockholders shall approve the continuation of the Plan.

(b) Amendment and Termination.  Notwithstanding Section 9(a), the Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan as it deems advisable; provided, however, that no such amendment shall be effective without approval by the holders of a majority of the shares of the Company’s Outstanding Voting Securities present in person or by proxy at any special or annual meeting of the Company’s stockholders, to the extent such approval is necessary to continue to qualify the amounts payable hereunder to “covered employees” (within the meaning of Section 162(m) of the Code) as deductible under Section 162(m) of the Code.

(c) Designation of Beneficiary.  Each Participant may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to receive any payments which may be made following the Participant’s death.  Such designation may be changed or canceled at any time without the consent of any such beneficiary.  Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee.  If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Participant, the beneficiary shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.  If a Participant designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Participant has designated otherwise.

(d) Withholding.  Any amount payable to a Participant or a beneficiary under the Plan shall be subject to any applicable Federal, state and local income and employment taxes and any other amounts that the Company or a Subsidiary is required at law to deduct and withhold from such payment.

10. No Right of Continued Employment.  Neither the existence nor any term of the Plan shall be construed as conferring upon any Participant any right to continue in the employment of the Company or any of its Subsidiaries, nor shall participation herein for any Performance Cycle confer upon any Participant any right to participate in the Plan with respect to any subsequent Performance Cycle.

11. No Limitation on Corporate Actions.  Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action which is deemed by it to be appropriate or in its best interest, whether or not such action would have an adverse effect on any Awards made under the Plan.  No employee, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

12. Miscellaneous.

(a) Nonalienation of Benefits.  Except as expressly provided herein, no Participant or beneficiary shall have the power or right to transfer, anticipate, or otherwise encumber the Participant’s interest under the Plan.  The Company’s obligations under the Plan are not assignable or transferable except to (i) a corporation or other entity which acquires all or substantially all of the Company’s assets or (ii) any corporation or other entity into which the Company may be merged or consolidated.  The provisions of the Plan shall inure to the benefit of each Participant and the Participant’s beneficiaries, heirs, executors, administrators or successors in interest.

(b) Severability.  If any provision of the Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(c) Governing Law.  The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without giving effect to the conflict of law principles thereof.

(d) Section 409A.  The provisions of the Plan and any payments made herein are intended to comply with, and should be interpreted consistent with, the requirements of Section 409A of the Code and any related regulations or other guidance promulgated thereunder by the U.S. Department of the Treasury or the Internal Revenue Service (“Section 409A”).